Exhibit 1.1

Execution Version

PS Business Parks, Inc.

Common Stock

1,300,000 Shares

Underwriting Agreement

November 4, 2013

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

Ladies and Gentlemen:

PS Business Parks, Inc., a real estate investment trust (“REIT”) and a California corporation (the “Company”), proposes to sell to Goldman, Sachs & Co. (the “Underwriter”) an aggregate of 1,300,000 shares (the “Firm Shares”) of its Common Stock, par value $0.01 per share (the “Common Stock”). The Company also proposes to sell to the Underwriter up to an additional 195,000 shares (the “Additional Shares”) of its Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

The Company wishes to confirm as follows its agreement with the Underwriter, in connection with the purchase of the Shares by the Underwriter.

The terms which follow, when used in this Agreement, shall have the meanings indicated:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the filing of any post-effective amendment to the Registration Statement, any Prospectus Supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) and any document filed under the Exchange Act on or after the initial effective date of the Registration Statement, or the issue date of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, as the case may be, deemed to be incorporated therein by reference.

“Applicable Time” means 5:30 p.m. (Eastern time) on November 4, 2013, or such other time as agreed by the Company and the Underwriter.

“Commission” shall mean the United States Securities and Exchange Commission.

“Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or is deemed to have become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Act, relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “roadshow that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained by the Company’s records pursuant to Rule 433(g) of the Act.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule I hereto.

“Preliminary Prospectus” shall mean any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares, in each case filed pursuant to Rule 424(b).

“Prospectus” shall mean the final prospectus (including the Prospectus Supplement) in the form first furnished to the Underwriter for use in connection with the offering of Shares and first filed pursuant to Rule 424(b) after the Applicable Time.

“Registration Statement” shall mean the Registration Statement referred to in Section 4(a), including exhibits and financial statements thereto, as amended at the Applicable Time and the information, if any, deemed pursuant to Rule 430B under the Act to be part of the Registration Statement at such time.

“Rule 424” refers to such rule under the Act.

“Rule 430B” refers to such rule under the Act.

“Statutory Prospectus” means the prospectus relating to the Shares contained in the Registration Statement as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein.

Any reference herein to the Registration Statement, a Preliminary Prospectus, the Prospectus or Statutory Prospectus shall be deemed to refer to and include the documents incorporated by reference therein either pursuant to the terms of the Registration Statement or pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be (collectively, the “Incorporated Documents”).

1. Agreements to Sell and Purchase.

(a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company, at a purchase price of $78.43 per Share (the “purchase price per share”), the Firm Shares.

(b) The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriter, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriter shall have the right to purchase from the Company, at the purchase price per share, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares, all or a portion of the Additional Shares, pursuant to an option which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 195,000 Additional Shares. Additional Shares may be purchased only for the purpose of covering sales of shares in excess of the number of Firm Shares. In the event and to the extent that the Underwriter shall exercise the option to purchase Additional Shares, the Underwriter agrees to purchase from the Company such Additional Shares.

2. Terms of Public Offering.

The Company has been advised by the Underwriter that the Underwriter proposes to make a public offering of their respective portions of the Shares as soon after this Agreement has been entered into and the Registration Statement, and, if necessary, any post-effective amendment to the Registration Statement, has become effective as in the Underwriter’s judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

3. Delivery of the Shares and Payment Therefor.

Delivery to the Underwriter of and payment for the Firm Shares shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071-3144, at 10:00 A.M., New York City time, on November 7, 2013 (the “Closing Date”). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between the Underwriter and the Company.

Delivery to the Underwriter of and payment for any Additional Shares to be purchased by the Underwriter shall be made at the aforementioned office of Skadden, Arps, Slate, Meagher & Flom LLP at such time on such date (the “Option Closing Date”), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from the Underwriter to the Company of the Underwriter’s determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between the Underwriter and the Company.

Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as the Underwriter shall request prior to 1:00 P.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to the Underwriter in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day immediately preceding the Closing Date or any Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to the Underwriter on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer of immediately available funds to the order of the Company.

4. Representations, Warranties and Agreements of the Primary Entities.

The Company and PS Business Parks, L.P., a limited partnership under the laws of the state of California (the “Operating Partnership,” and together with the Company, the “Primary Entities”), jointly and severally, represent and warrant to and agree with the Underwriter that:

(a) The Company has filed with the Commission a registration statement, registration number 333-180058, on Form S-3, including the related prospectus included in the Registration Statement, for the registration under the Act, of the offering and sale of, inter alia, the Shares. The Company may have filed one or more amendments thereto, including each related prospectus, and one or more prospectus supplements thereto, each of which has previously been furnished to the Underwriter. The Company has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Shares pursuant to Rules 415 and 424 under the Act. The Company has included or will include in such Registration Statement, as amended at the Applicable Time, and in the Prospectus all information required by the Act and the rules and regulations of the Commission promulgated thereunder to be included therein with respect to the Shares and the offering thereof. As filed, such Registration Statement, as so amended, and the Prospectus contains or will contain all required information with respect to the Shares and the offering thereof and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriter prior to the date hereof or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes as the Company has advised the Underwriter, prior to the Applicable Time, will be included or made therein.

(b) At the respective times the Registration Statement and any post-effective amendment thereto became effective, at each deemed effective date pursuant to Rule 430B and on the Closing Date, the Registration Statement complied and will comply in all material respects with the requirements of the Act and the rules and regulations of the Commission promulgated thereunder and did not contain and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and on the Closing Date, and on the Option Closing Date, if applicable, complied and will comply in all material respects with the requirements of the Act and the rules and regulations of the Commission promulgated thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(c) As of the Applicable Time, the Statutory Prospectus and the Issuer General Use Free Writing Prospectus and the pricing information set forth on Schedule I(b) hereto, all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the General Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for inclusion therein.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriter, did not, does not and will not include any information that conflicted, conflicts or will conflict with any information contained in the Registration Statement, the Statutory Prospectus or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(d) At (i) the time of filing of the Registration Statement, (ii) the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Act and (iv) the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Act and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 of the Act “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Act objecting to the use of the automatic shelf registration statement form. At (i) the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Shares and (ii) the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Act, including the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Act.

(e) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and, when read together with the other information in the General Disclosure Package, at the Applicable Time, and with the Prospectus, at the date of the Prospectus, on the Closing Date and on the Option Closing Date, if applicable, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances, under which they were made, not misleading.

(f) Ernst & Young LLP, an accounting firm that audited the consolidated financial statements and supporting schedules of the Company and its subsidiaries included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus, are, and during the periods covered by its related reports were, independent public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board.

(g) The financial statements (including the notes and schedules thereto) included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus comply as to form in all material respects with the Act and the rules and regulations of the Commission promulgated thereunder and present fairly the financial position of the respective entity or entities or group presented therein at the respective dates indicated and the results of their operations, cash flows and changes in shareholders’ equity for the respective periods specified; except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information included or incorporated therein and have been prepared on a basis consistent, except as may be noted therein, with that of the financial statements included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus and with the books and records of the respective entities presented therein. The summary and selected financial data included in, or incorporated by reference into, the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified, and the summary and selected financial data have been presented on a basis consistent with the financial statements so set forth in the Prospectus and other financial information. All financial statements that are required under the Act or the Exchange Act to be included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus are included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus. All disclosures contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h) The Registration Statement, and any post-effective amendment thereto, became effective under the Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Primary Entities, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Primary Entities, threatened by the Commission or by the state securities authority of any jurisdiction, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company.

(i) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no adverse change in the condition (financial or otherwise), or in the earnings, assets, business affairs or business prospects of the Primary Entities or any subsidiary of the Company (the Primary Entities, such subsidiaries or any entity through which the Primary Entities own a joint venture interest in any property being sometimes hereinafter collectively referred to as the “Transaction Entities” and individually as a “Transaction Entity”), or any property in which any Transaction Entity directly or indirectly owns an interest (a “Facility”), whether or not arising in the ordinary course of business, which would be material to the Transaction Entities, considered as one enterprise (any such adverse change being hereinafter referred to as a “Material Adverse Change”); (B) no material casualty loss or condemnation or other adverse event with respect to any of the Facilities has occurred; (C) there have been no material transactions or acquisitions entered into by the Transaction Entities, other than those in the ordinary course of business; (D) none of the Transaction Entities has incurred any material obligation or liability, direct, contingent or otherwise; (E) there has been no material change in the short-term debt or long-term debt of the Transaction Entities; (F) except for regular quarterly distributions in amounts per share described in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company, on any class of its capital shares; and (G) since September 30, 2013, there has been no change in the capital shares of the Company or partnership interests in the Operating Partnership (the “Units”).

(j) The Company has been duly organized and is validly existing as a corporation in good standing under and by virtue of the laws of the State of California, with power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage, as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement and the other Company Documents (as hereinafter defined) to which it is a party; and the Company is duly qualified or registered to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Change. Other than the Operating Partnership and PSBP Industrial, LLC, a Delaware limited liability company, none of the subsidiaries of the Company is a “significant subsidiary” as such term is defined in Rule 405 under the Act. The Company owns no direct or indirect equity interest in any entity other than the Transaction Entities and in PSCC, Inc.

(k) The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under and by virtue of the laws of the State of California, with partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and proposes to engage, in each case as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement and the other Company Documents to which it is a party. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Change. The Company is the sole general partner of the Operating Partnership. The Agreement of Limited Partnership of the Operating Partnership (the “Operating Partnership Agreement”) is in full force and effect in the form in which it was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, and as of the date hereof, the aggregate percentage interests of the Company (in its capacity as both a general partner and a limited partner) and the limited partners other than the Company in the Operating Partnership’s common units are 75.92% and 24.08%, respectively.

(l) Each of the Transaction Entities has been duly organized and is validly existing as a corporation, limited partnership or other legal entity, as the case may be, in good standing under and by virtue of the laws of its state of organization with the requisite power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage, and to enter into and perform its obligations under the Company Documents to which it is a party, if any. Each of the Transaction Entities is duly qualified or registered as a foreign corporation, limited partnership or other legal entity, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of a property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Change. All of the issued and outstanding capital stock, units of limited partnership or other equity interest, as the case may be, of each of the Transaction Entities is duly authorized, validly issued, fully paid and, in the case of capital stock, nonassessable, and has been offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws) and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the capital stock, units of limited partnership or other equity interest, as the case may be, are owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities. No shares of capital stock, units of limited partnership or other equity interest, as the case may be, of any of the Transaction Entities are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock, units of limited partnership or other equity interest, as the case may be, of any of the Transaction Entities and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock, units of limited partnership or other equity interest, as the case may be, or any other securities of such Transaction Entities, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(m) The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (including the Incorporated Documents), and all of the issued capital stock of the Company has been duly authorized and is validly issued, fully paid and nonassessable and has been offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws) and conforms to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. Except for shares of Common Stock issuable upon the exercise of options and restricted stock units granted under the Company’s 1997 Stock Option and Incentive Plan, the Company’s 2012 Equity and Performance-Based Incentive Compensation Plan, the Company’s 2003 Stock Option and Incentive Plan and the Company’s Retirement Plan for Non-Employee Directors, upon exchange of interests in the Operating Partnership or as described in the Registration Statement, the General Disclosure Package and the Prospectus, no capital stock of the Company is reserved for any purpose, and there are (A) no outstanding securities convertible into or exchangeable for any capital stock of the Company, (B) no options, rights or warrants to purchase or to subscribe for such capital stock or any other securities of the Company or (C) no outstanding preemptive rights, rights of first refusal or co-sale, registration or similar rights with respect to capital stock of the Company, which by their terms are applicable to the offering or sale of the Shares hereunder, which have not been waived pursuant to binding agreements in connection with the offering and sale of the Shares hereunder.

(n) The Shares have been duly authorized and, when issued and delivered by the Company pursuant to this Agreement and against payment of the consideration therefor, will be validly issued, fully paid and nonassessable. Upon payment of the purchase price and delivery of the Shares in accordance herewith, the Underwriter will receive the Shares, free and clear of all security interests and liens. The terms of such Shares conform in substance to all statements and descriptions related thereto contained in the General Disclosure Package and the Prospectus. The form of share certificates to be used to evidence such applicable Shares will be in due and proper form and will comply with all applicable legal and New York Stock Exchange requirements. The issuance of such Shares is not subject to any preemptive or other similar rights.

(o) None of the Transaction Entities is, and at the Closing Date and any later date on which Additional Shares are to be issued none of the Transaction Entities will be, in violation of its articles of incorporation, by-laws, certificate of limited partnership, agreement of limited partnership or other governing documents, as the case may be, and none of the Transaction Entities is, and at the Closing Date and any later date on which Additional Shares are to be issued none of the Transaction Entities will be, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument or of any applicable law, rule, order, administrative regulation or administrative or court decree, to which such entity is a party or by which such entity may be bound, or to which any of its property or assets or any Facility may be bound or subject, except for such violations and defaults that would not, individually or in the aggregate, result in a Material Adverse Change.

(p)(i) This Agreement has been duly and validly authorized, executed and delivered by the Primary Entities; (ii) each agreement filed pursuant to Item 601(b)(10) of Regulation S-K as an exhibit to the Registration Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, or any report filed subsequently by the

Company which is incorporated by reference into the Registration Statement (each a “Material Agreement”) has been duly and validly authorized, executed and delivered by the Transaction Entities which are parties thereto and is a valid and binding agreement, enforceable against the Transaction Entities which are parties thereto in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Agreement, the Operating Partnership Agreement and the Material Agreements are herein collectively called the “Company Documents.”

(q) The execution and delivery of this Agreement, the issuance and sale of the Shares, the performance of the obligations set forth herein and the consummation of the transactions contemplated hereby or in the General Disclosure Package, the Preliminary Prospectus and Prospectus by the Transaction Entities will not conflict with or constitute a material breach or violation by such parties of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any Facility, or any other property or asset of a Transaction Entity under or pursuant to, (i) any of the other Company Documents or (ii) any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which any Transaction Entity is a party or by which they, any of them, any of their respective properties or other assets or any Facility may be bound or subject, nor will such action conflict with or constitute a breach or violation by the Transaction Entities of, or default under, (X) the articles of incorporation, by-laws, certificate of limited partnership, partnership agreement or other governing documents, as the case may be, of any Transaction Entity or (Y) any applicable law, rule, order, administrative regulation or administrative or court decree.

(r)(i) No labor dispute with employees of any of the Transaction Entities exists or is imminent, and (ii) no Primary Entity is aware of any existing or imminent labor disturbance by the employees of any of the Transaction Entities’ principal suppliers, manufacturers or contractors, which, in the case of either (i) or (ii), might be expected to result in any Material Adverse Change. No collective bargaining agreement exists with the employees of any of the Transaction Entities, and to the best knowledge of either of the Primary Entities, no such agreement is imminent.

(s) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Primary Entities, after due inquiry, threatened against or affecting any Transaction Entity, Facility or, to the knowledge of the Company, any officer or director of the Company, which is required to be disclosed in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus or the Prospectus and is not adequately disclosed, or that, if determined adversely to any Transaction Entity, Facility or such officer or director, will or could reasonably be expected to result in a Material Adverse Change or to prevent consummation of the transaction contemplated hereby. There are no pending legal or governmental proceedings to which any Transaction Entity is a party or of which they or any of their respective properties or assets or any Facility is the subject, including ordinary routine litigation incidental to the business, that, considered in the aggregate, could reasonably be expected to result in a Material Adverse Change. There are no contracts or documents of any Transaction Entity of a character required to be described in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus and the Prospectus, or to be filed as an exhibit, which is not described or filed as required.

(t) At all times since its taxable year ended December 31, 1990, the Company has been, and upon the sale of the Shares the Company will continue to be, organized and operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code.

(u) Each of the Transaction Entities has filed all federal, state, local and foreign income tax returns which have been required to be filed and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax assessment, fine or penalty that is being contested in good faith by appropriate proceedings properly instituted and diligently pursued, and are fully reserved for in accordance with generally accepted accounting principles on the consolidated financial statements of the Company and its subsidiaries included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus, and except in any case in which the failure to so pay would not result in a Material Adverse Change. No deficiencies for any taxes have been asserted in writing, proposed in writing or assessed in writing against the Transaction Entities that have not been paid or otherwise settled except for deficiencies that, if finally resolved in a manner adverse to the Transaction Entities, would not reasonably be expected to result in a Material Adverse Change.

(v) At all times since its formation, the Operating Partnership has been, and upon the sale of the Shares will continue to be, classified as a partnership for Federal income tax purposes.

(w) None of the Transaction Entities is, and at the Closing Date none of the Transaction Entities will be, required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

(x) None of the Transaction Entities is, and at the Closing Date none of the Transaction Entities will be, required to own or possess or to obtain the consent of any holder of any trademarks, service marks, trade names or copyrights not now lawfully owned or possessed in order to conduct the business proposed to be operated by the Transaction Entities.

(y) No authorization, approval, consent or order of any court or governmental authority or agency or other entity or person is necessary in connection with the offering, the execution and delivery of this Agreement or the issuance or sale of the Shares hereunder, except such as may be required under the Act or state securities or blue sky laws, or the listing requirements of the New York Stock Exchange or such as have been received.

(z) Each of the Transaction Entities possesses, and at the Closing Date will possess, such certificates, authorizations or permits issued by the appropriate local, state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, or proposed to be conducted by it, except for such certificates, authorizations and permits, the failure to obtain, maintain or possess which by any of the Transaction Entities would not result, singly or in the aggregate, in a Material Adverse Change, and none of the Transaction Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(aa) Except as disclosed in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus and the Prospectus, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement that have not been waived in connection with the offering and sale of the Shares pursuant to this Agreement.

(bb) The outstanding shares of Common Stock, the Company’s Depositary Shares Each Representing 1/1000th of a share of 6.875% Cumulative Preferred Stock, Series R (the “Series R Stock”), the Company’s Depositary Shares Each Representing 1/1000th of a share of 6.45% Cumulative Preferred Stock, Series S (the “Series S Stock”), the Company’s Depositary Shares Each Representing 1/1000th of a share of 6.00% Cumulative Preferred Stock, Series T (the “Series T Stock”), and the Company’s Depositary Shares Each Representing 1/1000th of a share of 5.75% Cumulative Preferred Stock, Series U (the “Series U Stock”), the Company’s Depository Shares Each Representing 1/1000th of a share of 5.70% Cumulative Preferred Stock, Series V (the “Series V Stock”) are listed on the New York Stock Exchange and the Shares will be listed on the New York Stock Exchange, subject to official notice of issuance.

(cc) The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock, the Series R Stock, the Series S Stock, the Series T Stock, the Series U Stock or the Series V Stock under the Exchange Act or delisting the Common Stock, the Series R Stock, the Series S Stock, the Series T Stock, the Series U Stock or the Series V Stock from the New York Stock Exchange, nor has the Company received any notification that the Commission or the New York Stock Exchange is contemplating terminating any such registration or listing.

(dd) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date or any later date on which Additional Shares are to be purchased, as the case may be, or (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus, the General Disclosure Package or other materials, if any, permitted by the Act.

(ee) Neither the Company nor any of its subsidiaries has at any time during the last five (5) years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

(ff) The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock, the Series R Stock, the Series S Stock, the Series T Stock, the Series U Stock or the Series V Stock to facilitate the sale or resale of the Shares in violation of the Act.

(gg)(i) At the Closing Date and any later date on which Additional Shares are to be issued, the Company, the Operating Partnership or one of the other Transaction Entities will have good and marketable title (or, with respect to any Facilities located in Texas, good and indefeasible fee simple title, or such substantially equivalent quality of title as provided by the applicable title insurance policy) to each of the Facilities and all other items of real property (and improvements therein), in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those (A) referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (B) which are not material in amount; (ii) all liens, charges, encumbrances, claims or restrictions on or affecting any of the Facilities and the assets of any Transaction Entity which are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus are disclosed therein; (iii) except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus, neither Primary Entity is, and, to the best knowledge of the Primary Entities, no Transaction Entity is, in default under (A) any space or ground leases (as lessor or lessee, as the case may be) relating to the Facilities, or (B) any of the mortgage or other security documents or other agreements encumbering or otherwise recorded against the Facilities, and no Primary Entity knows, after due inquiry, of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements; (iv) each of the Facilities complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Facilities); and (v) no Primary Entity has knowledge of, after due inquiry, any pending or threatened condemnation proceeding, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Facilities, except in each case for such matters as could not, individually or in the aggregate, result in a Material Adverse Change.

(hh) Each of the Facilities has property, title, casualty and liability insurance in favor of either the Company, the Operating Partnership, or one of the Transaction Entities with respect to the Facilities by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, provided, that with respect to certain Facilities, title insurance is held by Public Storage, a California corporation (“PSI”), or an affiliate of PSI under policies the benefits of which have been assigned to the Company or the Operating Partnership pursuant to a binding agreement, or PSI has indemnified the Company, the Operating Partnership or the respective Transaction Entity against material defects in title to the Facilities pursuant to a binding agreement; and none of the Company, the Operating Partnership, or the other Transaction Entities has any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their businesses at a cost that would not result in a Material Adverse Change, except as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

(ii) Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, and, except for activities, conditions, circumstances or matters that (1) would not result in a Material Adverse Change, or (2) as to which the Transaction Entities have been indemnified by PSI or another creditworthy entity: (i) the Company and the Operating Partnership are in compliance with all Environmental Laws (as defined below) and all requirements of applicable permits, licenses, approvals and other authorizations issued pursuant to Environmental Laws; (ii) none of the Transaction Entities has caused any Release (as defined below) of any Hazardous Substance (as defined below) into the Environment (as defined below) on, in, under or from any Facility or any developed or undeveloped land held by a Transaction Entity (“Land”), and, to the knowledge of the Primary Entities, no condition exists on, in or under any Facility or Land that could result in the incurrence of liabilities under, or any violations of, any Environmental Law or give rise to the imposition of any Lien (as defined below) against the Land under any Environmental Law; (iii) none of the Transaction Entities has received any written notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any Facility or Land; (iv) none of the Transaction Entities has knowledge of, or has received any written notice of any claim from any Governmental Authority (as defined below) or other person claiming any violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment or in, under or from any Facility or Land; and (v) no Facility or Land is included or, to the knowledge of the Primary Entities, after due inquiry, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the “EPA”).

As used herein, “Hazardous Substance” shall include any hazardous substance, hazardous waste, toxic substance, pollutant, hazardous material, or similarly designated materials including, without limitation, oil, petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is identified, regulated, prohibited or limited under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. § 172.101, or in the EPA’s List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302) as the same may now or hereafter be amended; “Environment” shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient workplace and indoor and outdoor air; “Environmental Law” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601, et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. § 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. § 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. § 1251, et seq.), the Toxic Substances Control Act, as amended (29 U.S.C. §2601 et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. § 651, et seq.)(as it relates to Hazardous Substances), the Hazardous Materials Transportation Act, as amended (49 U.S.C. § 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the environment or of human health from environmental effects; “Governmental Authority” shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; “Lien” shall mean, with respect to any Facility, any lien or similar property encumbrance; and “Release” shall mean any spilling, leaking, dumping, emanating or disposing of any Hazardous Substance in the Environment, including without limitation the abandonment or discard of barrels, containers or tanks (including without limitation underground storage tanks or other receptacles containing or previously containing any Hazardous Substance), or any release, emission, discharge or similar terms, as those terms are defined or used in any Environmental Law.

(jj) To the best knowledge of the Primary Entities, none of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the Facilities was employed for such purpose on a contingent basis or has any substantial interest in any Transaction Entity, and none of them nor any of their directors, officers or employees is connected with any Transaction Entity as a promoter, selling agent, director, officer or employee.

(kk)(i) The Company (A) has been subject to the requirements of Section 12 of the Exchange Act and has filed all materials required of it to be filed pursuant to Section 13 and 14 of the Exchange Act since prior to January 1, 1999; and (B) has filed in a timely manner all reports required of it to be filed with the Commission since January 1, 2001; (ii) none of the Transaction Entities has, since January 1, 2001 (A) failed to pay any dividend or sinking fund installment on preferred stock; or (B) defaulted (1) on any installment or installments on indebtedness or borrowed money, or (2) on any rental on one or more long-term leases, which defaults in the aggregate were material to the financial position of such entities taken as a whole; and (iii) the aggregate market value of the voting Common Stock held by non-affiliates (as defined in Rule 405 under the Act) is in excess of $150,000,000.

(ll) Any certificate signed by any officer or authorized representative of any Primary Entity or any Company Document signed by any officer or authorized representative of any Primary Entity, and delivered to the Underwriter or to counsel of the Underwriter shall be deemed a representation and warranty by such entity or person, as the case may be, to the Underwriter as to the matter covered thereby.

(mm) There are no outstanding shares of the Company’s 9 1/4% Cumulative Preferred Stock, Series A, the Company’s 9.500% Cumulative Preferred Stock, Series D, the Company’s 8 3/4% Cumulative Preferred Stock, Series F, the Company’s 7.00% Cumulative Preferred Stock, Series H, the Company’s 6.875% Cumulative Preferred Stock, Series I, the Company’s 7.95% Cumulative Preferred Stock, Series K, the Company’s 7.6% Cumulative Preferred Stock, Series L, the Company’s 7.20% Cumulative Preferred Stock, Series M, the Company’s 7.375% Cumulative Preferred Stock, Series O, or the Company’s 6.70% Cumulative Preferred Stock, Series P, and there are no outstanding 8 7/8% Series B Cumulative Redeemable Preferred Units of the Operating Partnership, 8 3/4% Series C Cumulative Redeemable Preferred Units of the Operating Partnership, 9.250% Series E Cumulative Redeemable Preferred Units of the Operating Partnership, 7.95% Series G Cumulative Redeemable Preferred Units of the Operating Partnership, 7.50% Series J Cumulative Redeemable Preferred Units of the Operating Partnership, 7.125% Series N Cumulative Redeemable Preferred Units of the Operating Partnership, 6.55% Series Q Cumulative Redeemable Preferred Units of the Operating Partnership, 8.875% Series X Cumulative Redeemable Preferred Units of the Operating Partnership, or 8 7/8% Series Y Cumulative Redeemable Preferred Units of the Operating Partnership.

(nn) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that in all material respects (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(oo) Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(pp) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(qq) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(rr) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

5. Agreements of the Company. The Company agrees with the Underwriter as follows:

(a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by the Underwriter or any dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172), file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Underwriter within a reasonable period of time prior to the filing thereof and the Underwriter shall not have objected thereto in good faith.

(b) The Company will notify the Underwriter promptly, and will confirm such advice in writing, (1) when any post-effective amendment to the Registration Statement becomes effective, (2) of the receipt of any comments from or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, (3) of the issuance by the

Commission of any stop order suspending the effectiveness of the Registration Statement, any notice objecting to its use or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of Section 5(e) that in the judgment of the Company makes any statement made in the Registration Statement, any Preliminary Prospectus or the Prospectus untrue or that requires the making of any changes in the Registration Statement, any Preliminary Prospectus or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading, and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any Preliminary Prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

(c) The Company will furnish to the Underwriter, without charge, four copies of the signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus).

(d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

(e) The Company will deliver to the Underwriter, without charge, as many copies of the Prospectus, each Issuer Free Writing Prospectus or any amendment or supplement thereto, as the Underwriter may reasonably request. The Company consents to the use of the Prospectus, each Issuer Free Writing Prospectus or any amendment or supplement thereto by the Underwriter and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Act). If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriter should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, subject to the provisions of Section 5(a) hereof, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to the Underwriter, without charge, such number of copies thereof as the Underwriter may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Shares by the Underwriter if such document would be deemed to be incorporated by reference into the Prospectus which is not approved by the Underwriter after reasonable notice thereof. If there occurs an event or development as a result of which the General Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Underwriter so that any use of the General Disclosure Package may cease until it is amended or supplemented.

(f) The Company will cooperate with the Underwriter and counsel to the Underwriter in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(g) During the period of five years commencing on the date hereof, the Company will furnish to the Underwriter copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Underwriter a copy of each annual or other report it shall be required to file with the Commission.

(h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, a consolidated earnings statement (which need not be audited but shall be in reasonable detail), with respect to the Primary Entities, for a period of 12 months commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 thereunder) and will file such earnings statement as an exhibit to the next periodic report required by Section 13 or 15(d) of the Exchange Act covering the period when the earnings statement is released.

(i) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (other than by notice given by the Underwriter terminating this Agreement pursuant to Section 9 or Section 10 hereof) or if this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriter) reasonably incurred by the Underwriter in connection herewith.

(j) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares in violation of the Act.

(k) The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(l) The Company will use its best efforts to have the Shares listed, subject to notice of issuance, on the New York Stock Exchange.

(m) The Company represents and agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter, represents and agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act. Any such free writing prospectus consented to by the Underwriter or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (y) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (z) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by the Underwriter of a free writing prospectus that (a) is not an Issuer Free Writing Prospectus as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Shares or their offering or (ii) information that describes the final terms of the Shares or their offering.

(n) During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities (other than pursuant to the Company’s 1997 Stock Option and Incentive Plan, the Company’s 2012 Equity and Performance-Based Incentive Compensation Plan, the Company’s 2003 Stock Option and Incentive Plan and the Company’s Retirement Plan for Non-Employee Directors, upon exchange of interests in the Operating Partnership or as described in the Registration Statement, the General Disclosure Package and the Prospectus), without the Underwriter’s prior written consent.

6. Conditions of Underwriter’s Obligations. The obligations of the Underwriter to purchase the Firm Shares hereunder are subject to the following conditions:

(a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

(b) All filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, contemplated by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriter.

(c) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Transaction Entities not contemplated by the Prospectus, which in the opinion of the Underwriter, would materially, adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectus untrue in any material respect or which, in the opinion of the Company and its counsel or the Underwriter and its counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in the opinion of the Underwriter, adversely affect the market for the Shares. On the Closing Date, the Underwriter shall have received a certificate dated the Closing Date, signed by each of the President and the Chief Financial Officer of the Company confirming the matters set forth in Sections 6(a), (b) and (c).

(d) The Underwriter shall have received an opinion, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriter, from Steven M. Glick, on behalf of the Company, to the effect that:

(i) Each of the Company and the Operating Partnership is duly qualified to do business, and is in good standing, in each jurisdiction which requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, result in a Material Adverse Change;

(ii) All of the Company’s ownership interest in the Operating Partnership is owned free and clear of any perfected security interest and, to such counsel’s knowledge, after due inquiry, any other security interests, claims, liens or encumbrances;

(iii) The form of certificate for the Shares complies in all material respects with the New York Stock Exchange requirements;

(iv) To the best knowledge of such counsel, after due inquiry, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or arbitrator involving the Company or the Operating Partnership of a character required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus which is not adequately disclosed, and there is no franchise, contract or other document of a character required to be described in the Registration Statement, the General Disclosure Package and the Prospectus, or to be filed as an exhibit, which is not described or filed as required; and, to the best knowledge of such counsel, after due inquiry, the statements in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013, under Part I, Item 2—“Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Distributions” and in the Company’s definitive proxy statement filed in connection with the Company’s 2013 annual meeting of shareholders under the captions “Certain Relationships and Related Transactions” and “Corporate Governance and Board Matters” fairly summarize the matters therein described in all material respects;

(v) The Registration Statement and the Prospectus and any amendment or supplement thereto comply as to form in all material respects with the requirements for the use of Form S-3 and the rules and regulations thereunder, and the Registration Statement and the Prospectus and any amendment or supplement thereto (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules thereunder and each of the Incorporated Documents, at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission promulgated thereunder (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

(vi) No consent, approval, authorization or order of any court or governmental agency, authority or body is required for the execution of this Agreement by the Primary Entities, the performance by such Primary Entities of their obligations hereunder or the consummation of the transactions contemplated herein, except such as have been obtained under the Act and the Exchange Act and such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution by the Underwriter of the Shares;

(vii) The execution, delivery and performance by the Company and the Operating Partnership of this Agreement do not violate New York law;

(viii) To the best knowledge of such counsel, after due inquiry, the Company and the Operating Partnership have all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from all regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted and as described in the Prospectus; and, to the best knowledge of such counsel, after due inquiry, all such authorizations, approvals, licenses, certificates and permits are in full force and effect, except where the failure to be in full force and effect would not result in a Material Adverse Change, and the Company and the Operating Partnership are complying with all applicable laws, the violation of which could result in a Material Adverse Change;

(ix) Neither the issue and sale of the Shares nor the consummation of any of the other transactions contemplated by this Agreement nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under New York or federal law or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or the Operating Partnership is a party or is bound or any judgment, order or decree known to such counsel to be applicable to the Company or the Operating Partnership of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Operating Partnership;

(x) Any required filing of any Preliminary Prospectus or the Prospectus and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 of the Act has been made in the manner and within the time period required by Rule 433(d) of the Act; and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened;

(xi) To the best knowledge of such counsel, after due inquiry, neither the Company nor the Operating Partnership is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or the Operating Partnership or of any decree of any court or governmental agency or body having jurisdiction over the Company or the Operating Partnership, the violation of which could result in a Material Adverse Change;

(xii) The statements in the Registration Statement, the General Disclosure Package and the Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate and present fairly the information required to be shown in all material respects;

(xiii) The Company and the Operating Partnership own or have the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and, other than routine proceedings which if adversely determined would not materially affect the business of the Company and the Operating Partnership taken as a whole as described in the General Disclosure Package and the Prospectus, to the best knowledge of such counsel, there is no claim to the contrary or any challenge by any other person to the rights of the Company and the Operating Partnership with respect to the foregoing;

(xiv) The Company is not an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the 1940 Act;

(xv) Except as described in the General Disclosure Package and the Prospectus and in Section 4(m) of this Agreement, to the best knowledge of such counsel, after due inquiry, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company; and

(xvi) Except as described in the General Disclosure Package and the Prospectus, to the best knowledge of such counsel, after due inquiry, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

In addition, such counsel shall state that he has participated in conferences with representatives of the Underwriter, and with officers and other representatives of the Company and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed and, although such counsel does not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package and the Prospectus, on the basis of the foregoing (relying as to certain factual matters on the information provided to such counsel by the Company and not on an independent investigation, but in the absence of information to the contrary), no facts have come to such counsel’s attention which leads such counsel to believe that the Incorporated Documents, when such documents became effective or were filed with the Commission, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Registration Statement, when it became effective or was deemed to have become effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the General Disclosure Package, at the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Prospectus, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel need not express any comment with respect to the financial statements and other financial data included in the Registration Statement, the General Disclosure Package, or the Prospectus.

(e) The Underwriter shall have received an opinion, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriter, from Hogan Lovells US LLP, counsel for the Company, to the effect that:

(i) Each of the Company and the Operating Partnership is validly existing and in good standing under the laws of California with the corporate or limited partnership power to own, lease and occupy its current properties and to conduct its business as described in the General Disclosure Package and the Prospectus;

(ii) The Company’s authorized equity capitalization is as set forth in the General Disclosure Package and the Prospectus. No holder of outstanding shares of capital stock of the Company has any statutory preemptive right under the CGCL or, to based solely on the documents reviewed by counsel as set forth in the opinion, any contractual right to subscribe for any of the Shares;

(iii) The Shares have been duly authorized and, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable;

(iv) The Company has the corporate power and authority to enter into and perform its obligations under this Agreement and to issue, sell and deliver the Shares. This Agreement has been duly authorized, executed and delivered by the Company;

(v) The Operating Partnership has the limited partnership power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Operating Partnership;

(vi) The execution, delivery and performance on the date hereof by the Company and the Operating Partnership of their respective obligations under this Agreement, as applicable, do not violate (i) the Restated Articles, the Bylaws or any provision of the CGCL; (ii) the Certificate of Limited Partnership, the Agreement of Limited Partnership, or any provision of the CULPA; or (iii) any provision of California law;

(vii) The information in the Prospectus under the caption “Description of Common Stock,” to the extent that such information constitutes descriptions of certain provisions of the documents referred to therein, has been reviewed by us and is accurate in all material respects. The Company’s shares of capital stock conform in all material respects to the descriptions thereof set forth in the Prospectus and the General Disclosure Package;

(viii) No approval or consent of, or registration or filing with, any California governmental agency is required to be obtained or made by the Company or the Operating Partnership under California law in connection with the execution, delivery and performance on the date hereof by the Company and the Operating Partnership of their respective obligations under this Agreement, which has not been so obtained or made;

(ix) The Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for the taxable year ended December 31, 2012, and the Company’s current organization and method of operation (as described in the Prospectus, the Prospectus Supplement and the management representation letter) will enable it to continue to meet the requirements for qualification and taxation as a REIT; and

(x) The statements in the Prospectus under the heading “Material U.S. Federal Income Tax Considerations” read in conjunction with the statements in the Prospectus Supplement under the heading “Additional Material U.S. Federal Income Tax Consequences,” to the extent they describe matters of federal income tax law or federal income tax legal conclusions, are correct in all material respects.

(f) The Underwriter shall have received an opinion, dated the Closing Date from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Underwriter, with respect to the Registration Statement, the General Disclosure Package, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Underwriter, and such counsel shall have been provided by the Company with such documents and information as they may reasonably request to enable them to pass on such matters.

(g) The Underwriter shall have received letters, dated the date hereof and the Closing Date from Ernst & Young LLP, independent certified public accountants, substantially in the forms heretofore approved by the Underwriter.

(h)(i) No stop order suspending the effectiveness of the Registration Statement shall have been issued, no notice objecting to its use shall have been received, and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement, the General Disclosure Package and the Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Primary Entities taken as a whole; (iv) the Primary Entities shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Primary Entities, taken as a whole, other than those reflected in the Registration Statement, the General Disclosure Package and the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Primary Entities contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and the Underwriter shall have received a certificate, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company (or such other officers as are acceptable to the Underwriter), to the effect set forth in this Section 6(h) and in Section 6(i) hereof.

(i) The Company shall not in any material respect have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder or thereunder at or prior to the Closing Date.

(j) Prior to the Closing Date the Shares shall have been listed, subject to notice of issuance, on the New York Stock Exchange.

(k) The Company shall have furnished or caused to be furnished to the Underwriter such further certificates and documents as the Underwriter shall have reasonably requested.

(l) Subsequent to the date hereof, (i) there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(m) The Company has obtained and delivered to the Underwriter executed copies of an agreement from each of the individuals and entities listed on Schedule II hereto, substantially to the effect set forth in Section 5(n) hereto in the form and substance satisfactory to the Underwriter.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriter and its counsel.

Any certificate or document signed by any officer of the Company and delivered to the Underwriter, or to counsel for the Underwriter, shall be deemed a representation and warranty by the Company to the Underwriter as to the statements made therein.

The obligation of the Underwriter to purchase Additional Shares hereunder is subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 6, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (h) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (d), (e) and (f) shall be revised to reflect the sale of Additional Shares.

7. Indemnification and Contribution.

(a) The Primary Entities, jointly and severally, agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus or in any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for use in connection therewith. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

(b) If any action, suit or proceeding shall be brought against the Underwriter or any person controlling the Underwriter in respect of which indemnity may be sought against the Primary Entities, the Underwriter or such controlling person shall promptly notify the Company (but failure to so notify the Company shall not relieve the Company from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement) and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. The Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless (i) the Primary Entities jointly and severally have agreed in writing to pay such fees and expenses, (ii) the Company has failed promptly to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriter or such controlling person and a Primary Entity and the Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and a Primary Entity by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Underwriter and controlling persons not having actual or potential differing interests with the Underwriter or among themselves, which firm shall be designated in writing by the Underwriter, and that all such fees and expenses shall be reimbursed as they are incurred. The Primary Entities shall not be liable for any settlement of any such action, suit or proceeding effected without the Company’s written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Primary Entities jointly and severally agree to indemnify and hold harmless the Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

(c) The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with respect to information relating to the Underwriter furnished in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Underwriter pursuant to this paragraph (c), the Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Underwriter’s expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriter by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriter may otherwise have.

(d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Primary Entities on the one hand and the Underwriter on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Primary Entities on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Primary Entities on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault of the Primary Entities on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Primary Entities on the one hand or by the Underwriter on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Primary Entities, on the one hand and the Underwriter, on the other hand, agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(g) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(b) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 7(b) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent such indemnifying party considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

(h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, the Company, its directors or officers, or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriter or any person controlling the Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8. Expenses.

The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging and any costs associated with electronic delivery) of such copies of the Registration Statement, the Preliminary Prospectus, the Prospectus, any Permitted Free Writing

Prospectus, the Incorporated Documents and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda, and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares and the Preferred Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the New York Stock Exchange; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriter relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the Underwriter in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriter caused by a breach of the representation in Section 4(c).

9. Effective Date of Agreement.

This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared or become effective before the offering of the Shares may commence, when notification of the effectiveness of such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying the Underwriter, or by the Underwriter, by notifying the Company.

Any notice under this Section 9 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

10. Termination.

This Agreement shall be subject to termination in the Underwriter’s absolute discretion, without liability on the part of the Underwriter to the Company by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the business, properties, net worth or results of operations of the Company or the Operating Partnership, whether or not arising in the ordinary course of business, (ii) trading in securities generally on the NYSE, the American Stock Exchange or the Nasdaq Global Market shall have been suspended or materially limited, (iii) there has been a suspension or material limitation in trading in the Company’s securities on the NYSE, (iv) a general moratorium on commercial banking activities shall have been declared by either federal or New York or California authorities or a material disruption on commercial banking or securities settlement or clearance services in the United States, or (v) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the Underwriter’s judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriter. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

11. Information Furnished by the Underwriter.

The statements set forth in the last paragraph on the cover page and in the fifth paragraph under the caption “Underwriting” in the Prospectus Supplement constitute the only information furnished by the Underwriter as such information is referred to in Sections 4(b), 4(c) and 7 hereof.

12. Miscellaneous.

Except as otherwise provided in Sections 3, 9 and 10 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to any of the Primary Entities, at the office of the Company, PS Business Parks, Inc., 701 Western Avenue, 2nd Floor, Glendale, California 91201-2397, Attention: Legal Department, or (ii) if to the Underwriter, care of Goldman, Sachs & Co., 200 West Street, New York, NY 10282, Attention: Registration Department.

This Agreement has been and is made solely for the benefit of the Underwriter, the Primary Entities, their respective directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from the Underwriter of any of the Shares in his status as such purchaser.

13. Applicable Law; Counterparts.

This agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law.

This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

14. No Advisory or Fiduciary Relationships.

The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter and any affiliate through which it may be acting, on the other, (b) the Underwriter is acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriter in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering of the Shares (irrespective of whether the Underwriter has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes an agency, fiduciary or similar duty to the Company, in connection with the offering of the Shares or the process leading thereto.

[Remainder of page intentionally left blank]

Please confirm that the foregoing correctly sets forth the agreement among the Primary Entities and the Underwriter.

Very truly yours,

PS Business Parks, Inc.

By:	/s/ Edward A. Stokx
Name:	Edward A. Stokx
Title:	Executive Vice President

PS Business Parks L.P.

By:	PS Business Parks, Inc.,
General Partner

By:	/s/ Edward A. Stokx
Name:	Edward A. Stokx
Title:	Executive Vice President

Confirmed and accepted as of the date first above written.

Goldman, Sachs & Co.

By:	/s/ Ryan Gilliam
Name:	Ryan Gilliam
Title:	Vice President

SCHEDULE I

(a)	Issuer Free Writing Prospectuses: None

(b)	Pricing Information Provided Orally by the Underwriter

Price to the Public: Price per Share paid by each applicable investor

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SCHEDULE II

Lock-Up Agreements

EXECUTIVE OFFICERS

Maria R. Hawthorne

John W. Petersen

Joseph D. Russell, Jr.

Edward A. Stokx

DIRECTORS

Jennifer Holden Dunbar

Ronald L. Havner, Jr.

James H. Kropp

Sara Grootwassink Lewis

Michael V. McGee

Gary E. Pruitt

Robert S. Rollo

Peter Schultz

II-4